Exhibit 99.1

Kinsale Capital Group Announces Transfer to the New York Stock Exchange

Richmond, VA, December 21, 2021 -- Kinsale Capital Group, Inc. (“Kinsale”) today announced that it will transfer the listing of its common stock from the Nasdaq Global Select Market (“Nasdaq”) to the New York Stock Exchange (“NYSE”). Kinsale expects to commence trading as a NYSE-listed company at market open on January 3, 2022 under its current ticker symbol “KNSL.” Kinsale’s common stock will continue to trade on the Nasdaq until the transfer is completed.

“We are pleased to join the NYSE alongside our industry’s most highly-regarded companies as we continue to focus on delivering long-term value for our shareholders,” said Michael P. Kehoe, President and CEO of Kinsale. “We believe this move complements our business model and we look forward to leveraging all the advantages of the NYSE platform, which combines world-class technology with human oversight and accountability.”

“We are excited to welcome specialty insurance group Kinsale Capital to the NYSE’s leading community of icons and disruptors,” said John Tuttle, Vice Chairman and Chief Commercial Officer, NYSE Group.

About Kinsale Capital Group, Inc.
Kinsale Capital Group, Inc. is a specialty insurance group headquartered in Richmond, Virginia, focusing on the excess and surplus lines market.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “outlook,” “future,” “will,” “would,” “should,” “could,” “may,” “can have,” “prospects” or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the risk factors that are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Contact

Kinsale Capital Group, Inc.
Bryan Petrucelli
Executive Vice President, Chief Financial Officer and Treasurer
804-289-1272
ir@kinsalecapitalgroup.com